UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 17, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425

Item 5. Other Events.

On October 17, 2002, Dial issued a press release relating to its financial results for the third quarter ended September 28, 2002, and its outlook for the balance of the year, a copy of which is filed herewith as Exhibit 99.2.

Item 7. Exhibits.

(e)	Exhibits

99.1 Press Release of the Company dated October 11, 2002

99.2 Press Release of the Company dated October 17, 2002

Item 9. Regulation FD Disclosure.

On October 11, 2002, Dial issued a press release declaring a quarterly dividend on Dial Common Stock, a copy of which is filed herewith as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
October 17, 2002

/s/ Conrad A. Conrad
Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 11, 2002
99.2	Press Release dated October 17, 2002